As filed with the Securities and Exchange Commission on June 30, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Fidelity National Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	16-1725106
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

601 Riverside Avenue

Jacksonville, Florida 32204

(Address of principal executive offices)

Fidelity National Financial Group 401(k) Profit Sharing Plan

(Full title of the Plan(s))

Michael L. Gravelle

Executive Vice President and General Counsel

601 Riverside Avenue

Jacksonville, Florida 32204

+1 904 854 8100

(Name, address, telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
FNFV Group Common stock, par value $0.0001 per share	15,000,000	$16.70	$250,500,000.00	$32,264.40

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also registers any additional securities to be offered or issued in connection with stock splits, stock dividends, recapitalizations or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Fidelity National Financial Group 401(k) Profit Sharing Plan.
(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices of our FNFV Group Common Stock as reported on The New York Stock Exchange on June 27, 2014.

EXPLANATORY NOTE

On June 18, 2014, the stockholders of Fidelity National Financial, Inc. (the “Registrant”) approved the amendment and restatement of the Registrant’s certificate of incorporation to, among other things, reclassify its existing Class A Common stock, par value $0.0001 per share (“Old FNF common stock”), into two new tracking stocks, one designated the FNF Group Common Stock and the other designated FNFV Group Common Stock. The FNF Group Common Stock will track and reflect the separate economic performance of the FNF Group, which includes the Registrant’s core title insurance, real estate, technology and mortgage related businesses, while the FNFV Group Common stock is intended to track and reflect the separate economic performance of the businesses, assets and liabilities attributed to the FNFV Group, which includes the Registrant’s portfolio company investments. Upon the filing of the Registrant’s restated certificate of incorporation, each outstanding share of Old FNF common stock became, without any action on the part of the holder thereof, one share of FNF Group Common Stock and 0.3333 of a share of FNFV Group Common Stock.

This Registration Statement on Form S-8 registers shares of FNFV Group Common Stock, par value $0.0001 per share, of the Registrant, which may be purchased pursuant to the amended and restated Fidelity National Financial Group 401(k) Profit Sharing Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees participating in the Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant, which are on file with the SEC, are incorporated in this Registration Statement by reference:

(a)	The Registrant’s latest Annual Report on Form 10-K pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	Annual Report on Form 11-K for the year ended December 31, 2013, filed on June 30, 2014 by the Registrant;

(c)	All other reports filed* pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report referred to in (a) and (b) above; and

(d)	The description of the Registrant’s FNFV Group Common Stock, par value $0.0001 per share, contained in the Registrant’s Registration Statement on Form 8-A (File no. 001-32630), filed with the SEC on June 18, 2014 including any amendment or report filed for the purpose of updating such description.

*	Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein or any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below, the Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate”) and Amended and Restated Bylaws.

The Registrant is incorporated under the laws of the State of Delaware.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Certificate provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transactions from which the director derived an improper personal benefit. The Certificate provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to payments which may be made by the registrant to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Document

4.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 30, 2014).

4.2	Amended and Restated Bylaws of the Registrant, as adopted on July 22, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 25, 2013).

4.3	Specimen certificate for shares of the Registrant’s FNFV common stock, par value $0.0001 per Share (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-4/A, filed on May 5, 2014).

5.1	Internal Revenue Service determination letter relating to qualification of the Plan under Internal Revenue Code Section 401, dated June 4, 2014.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Dixon Hughes Goodman LLP (filed herewith)

24.1	Power of Attorney (included on signature page hereof).

The shares of common stock of the Registrant offered and sold pursuant to the Plan are purchased by the designated broker in open market transactions. In accordance with Item 8(a) of Form S-8, no opinion of counsel as to the legality of the securities has been provided because no original issuance or treasury shares have been, or are intended to be, issued by the Company under the Plan. In the event the Registrant elects to issue shares of common stock to the Plan in the future, the Registrant intends to file a post-effective amendment with an opinion of counsel regarding the legality of the shares of common stock that may be issued to the Plan by the Registrant.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on June 30, 2014.

Fidelity National Financial, Inc.

By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Executive Vice President, General Counsel and Corporate Secretary

Power of Attorney and Signatures

We, the undersigned directors and officers of Fidelity National Financial, Inc., hereby severally appoint Michael L. Gravelle with full powers of substitution and resubstitution, our true and lawful attorney, with full powers to him to sign for us, in our names and in the capacities indicated below, any and all amendments to such Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto such attorney, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such attorney might or could do in person, and hereby ratifying and confirming all that such attorney, or his substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	CAPACITY	DATE

/s/ Raymond R. Quirk	Chief Executive Officer	June 30, 2014
Raymond R. Quirk	(Principal Executive Officer)

/s/ Anthony J. Park	Chief Financial Officer	June 30, 2014
Anthony J. Park	(Principal Financial Officer and Principal Accounting Officer)

/s/ William P. Foley, II	Director and Executive Chairman of the Board	June 30, 2014
William P. Foley, II

/s/ Douglas K. Ammerman	Director	June 30, 2014
Douglas K. Ammerman

/s/ Willie D. Davis	Director	June 30, 2014
Willie D. Davis

/s/ Thomas M. Hagerty	Director	June 30, 2014
Thomas M. Hagerty

/s/ Daniel D. (Ron) Lane	Director	June 30, 2014
Daniel D. (Ron) Lane

/s/ Richard N. Massey	Director	June 30, 2014
Richard N. Massey

/s/ John D. Rood	Director	June 30, 2014
John D. Rood

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/s/ Peter O. Shea, Jr.	Director	June 30, 2014
Peter O. Shea, Jr.

/s/ Cary H. Thompson	Director	June 30, 2014
Cary H. Thompson

/s/ Frank P. Willey	Director	June 30, 2014
Frank P. Willey

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plans Committee for the Fidelity National Financial Group 401(k) Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on June 30, 2014.

Fidelity National Financial Group 401(k) Profit Sharing Plan

By: Fidelity National Financial, Inc. Plans Committee, Plan Administrator

By:	/s/ Anthony J. Park
Anthony J. Park
Chair, Plans Committee

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INDEX TO EXHIBITS

Exhibit Number	Document

4.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 30, 2014).

4.2	Amended and Restated Bylaws of the Registrant, as adopted on July 22, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 25, 2013).

4.3	Specimen certificate for shares of the Registrant’s FNFV common stock, par value $0.0001 per Share (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-4/A, filed on May 5, 2014).

5.1	Internal Revenue Service determination letter relating to qualification of the Plan under Internal Revenue Code Section 401, dated June 4, 2014.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Dixon Hughes Goodman LLP (filed herewith)

24.1	Power of Attorney (included on signature page hereof).

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